Paul Michael Vuksich, Esq. - Bar. No. 97144
LAW OFFICE OF PAUL MICHAEL VUKSICH
582 Market Street, Suite 2001
San Francisco, California  94104
Telephone:  (415) 788-7045
Facsimile:     (415) 901-7190
Email:          pvukmail-law@yahoo.com



Attorney for Plaintiff



SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

John M. Vuksich,

		Plaintiff,
	vs.

Imaging3, Inc.,
Dean Janes,
Xavier Aguilera,
Christopher Sohn, and
Raul Carrega,

		Defendants.

	Case No. EC058516

VERIFIED PROXY OF:              (Print Full Name[s])
OWNER(S) OF                     (Shares)Imaging3, Inc. Common Stock)


	The undersigned declares:
1.	My name and voting address are as stated by my signature appearing at the end of this verified Proxy.
2.	The undersigned is the owner of _________________ shares of Imaging3,
Inc. common stock and entitled to vote those shares. The undersigned attaches hereto true and correct copies of original documents in my possession confirming my ownership of said Imaging3, Inc. common stock.
3.	The undersigned has owned common stock in Imaging3, Inc. since approximately ___________________.
4.	Scope of Proxy. This Proxy is given pursuant to California Corporations
Code Section 705. The undersigned grants this Proxy to support removal of Defendant Dean Janes from the Board of Imaging3, Inc. pursuant to the Sixth
Cause of Action in this action. Specifically, the undersigned grants this
Proxy to obtain Imaging3, Inc. shareholder records pursuant to California Corporations Code Section 1600 and to remove Defendant Dean Janes? as a director of Imaging3, Inc. for cause pursuant to California Corporations
Code Section 304. Moreover, the undersigned grants this Proxy to remove Defendant Dean Janes? as a director of Imaging3, Inc. without cause pursuant to California Corporation?s Code Section 303.
5.	The undersigned Stockholder of Imaging3, Inc., a California corporation, hereby appoints John M. Vuksich, plaintiff herein, as the sole and exclusive attorneys and proxies of the undersigned to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Imaging3, Inc. that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Imaging3, Inc. issued or issuable in respect thereof on or after the date hereof (collectively, the "Imaging3, Inc. Shares") in accordance with the terms of this Proxy.
6.	Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Imaging3, Inc. Shares and in conflict with this Proxy are hereby revoked.
7.	As used herein, the term "Expiration Date" shall mean the later to occur of (i) 11 months from the date hereof or (ii) termination of this action.
8.	The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the
Expiration Date, to act as the undersigned's attorney and Proxy to vote the Imaging3, Inc. Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Imaging3, Inc. Shares including, without limitation, the power to execute and deliver written consents.
9.	The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Imaging3, Inc. Shares on all other matters.
10.	Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy is revocable by written notice to the plaintiffs attorney and to Imaging3, Inc.
11.	This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
12.	This Proxy may be filed by the plaintiff with the court.
	I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct and if called as a witness
I could and would competently testify thereto.

OWNER:
Dated: __________________


By:

Name:    ______________________________________
Address: ______________________________________
               ______________________________________
OTHER OWNER:
Dated:  _________________


By:

Name:    ______________________________________
Address: ______________________________________
               ______________________________________